Exhibit 99.1

Zoompass Holdings Inc. Provides Corporate Update

TORONTO, ONTARIO--(February 1, 2021) Zoompass Holdings Inc. ("Zoompass" or the "Company") (OTCQB: ZPAS) is pleased to announce the following update on the Company's business and corporate objectives for 2021 and beyond. The Company is focused on deploying its proprietary technology portfolio in the following verticals segments:

•	Digital Payments Platform including Mobile Wallets with local ecosystems (PaaS)

•	Multi-Currency Prepaid Card Platform

•	Ride Hail Platform

•	Asset Tokenization Platform

•	Supply Chain Platform

•	White Labelled Licensed Crypto Exchanges

•	Blockchain as a service (BaaS)

•	Last Mile infrastructure setup for processing of digital transactions

The increase in Global Digital Infrastructure demand has put Zoompass in a unique position to capture future market share. Leveraging our Payment as a Service (PaaS) model, we are currently generating revenue. One of our Corporate goals is to build a highly scalable model that will result in decreased capital expenditures and increased revenue streams for the Company, its clients and partners.

Zoompass' processing platform integrates multiple product-based operational applications to provide a one-stop solution to our strategic partners, clients and customers. Zoompass offers a compliant blockchain payment solution for global payment ecosystems. Integrated into the Payment Gateway is a Crypto-FIAT Hybrid Value Exchange Platform which allows the Company additional opportunities for revenue.

Highly Attractive Macroeconomic and Socioeconomic Trends

Zoompass’s primary market covers regions with highly favorable macroeconomic trends for digital transactions. We strongly believe that there are huge opportunities in the multi-trillion-dollar cross-border payment industry for Zoompass to carve out a niche as an asset-lite fintech player.

The Company’s business model is structured around collaborative partnerships with local traditional financial service providers, with active customer bases. In a crowded financial services marketplace, these strategic partners provide us the crucial support to overcome critical barriers to a long-term viable business model:

- Competition

- Cost of customer acquisition and

- regulatory compliance.

Revenue Strategy

Our focus is to build and operate a predictable, recurring Payment As A Service (PaaS) revenue model, resulting in less capital expenditures and premise-based investments for our clients.

Zoompass potential revenue sources includes the ability to extract value at each point of the digital payment’s transaction process. Our two-sided payment platform provides us the flexibility to create diversified revenue streams, that include – but are not limited to:

1.	Licensing fee & monthly recurring fee as a technology service provider
2.	Subscription fees
3.	Rule based transaction fees and margins
4.	White label Strategic Partnerships and Joint venture fees based on our flexible business engagement model
5.	Consulting Fees
6.	Users of our fiat-crypto wallet will be incentivized through a differentiated pricing strategy.

“The adoption and value of Zoompass business model will be driven by the interoperable transactional platform we are creating through the global deployment of digital payment projects. Customized solutions with a focus to provide best in class experience for users, allows our clients to easily expand their portfolio of services for different verticals. Blockchain protocol-based payment platforms for different industry verticals allows for further expansion of the revenue streams.” stated Chairman of the Board, Mr. Steve Roberts.

Steve Roberts

Email: sroberts@zoompass.com

Website: zoompass.com

About Zoompass: Zoompass is a global innovator in the SaaS world, focused on next generation web and mobile-based technologies and software solutions for both private and public sectors. We service both market-leading and small businesses around the world, supporting them with technical, financial and operational solutions, as well as global marketing expertise.

Zoompass Safe Harbor Statement

Certain statements contained within this release are considered to be forward-looking under the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties including, but not limited to, the risk that any projections or guidance, including revenues, margins, earnings, or any other financial results are not realized, the impact of changes in tariffs, adverse changes in the global economic conditions, significant volume reductions from key contract customers, financial stability of key customers and suppliers, and availability or cost of raw materials. Forward-looking statements can often be identified by words such as "anticipates, " "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expression, and variations or negatives of these words. These forward-looking statements are not guaranteeing of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of Zoompass are contained in the Company's Form 10-k filing for the fiscal year ending in December 31, 2020, and other filings with the Securities and Exchange Commission.